Exhibit 99.1

HarborOne Bancorp, Inc. Announces Second Quarter 2016 Earnings

Contact: Joseph F. Casey, EVP, COO, CFO

Brockton, Massachusetts (July 22, 2016):  HarborOne Bancorp, Inc. (the “Company”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), reported a net loss of $681,000 for the quarter ended June 30, 2016 compared to net income of $124,000 for the first quarter of 2016 and net income of $1.1 million for the second quarter of 2015.  The Company reported a net loss of $557,000 for the six months ended June 30, 2016 compared to net income of $2.0 million for the same period in 2015.  The Company’s results for the quarter ended June 30, 2016 include a one-time pre-tax contribution of $4.8 million in connection with the funding of The HarborOne Foundation (the “Foundation”), a new charitable organization dedicated to providing financial support to charitable organizations in the communities in which we operate now and in the future.  Excluding this non-recurring expense, net income would have been $2.2 million for the second quarter of 2016 and $2.3 million for the first six months of 2016. Merrimack Mortgage Company, LLC (“Merrimack”), the Bank’s mortgage company subsidiary, was acquired on July1, 2015.

James Blake, President and CEO stated, “We are pleased with the affirmation of our business strategy demonstrated by our deposit customers through their oversubscription of our initial stock offering. Ensuring compliance with the FDIC’s 8% de novo bank capital requirement during the second quarter of 2016 required that we actively manage our balance sheet, prepaying borrowings and reducing our participation in institutional fund deposits. However, our initial public offering, which was completed in late June 2016, and the termination of the de novo bank capital requirements as of July 1, 2016, have provided relief from these immediate capital constraints and allowed us to refocus on executing our growth strategy, including prudent commercial loan growth and expansion opportunities.  In addition we were able to make a significant contribution to the Foundation to continue our commitment to strengthening and empowering the communities we serve.”

Net Interest Income

The Company’s net interest income was $14.7 million for the quarter ended June 30, 2016, up $766,000 or 5.5% from $13.9 million for the quarter ended March 31, 2016 and up $2.2 million, or 17.9%, from $12.4 million for the quarter ended June 30, 2015.  The interest rate spread and net interest margin on a tax-equivalent basis were 2.68 % and 2.81%, respectively for the quarter ended June 30, 2016 compared to 2.60% and 2.72%, respectively, for the quarter ended March 31, 2016 and 2.42% and 2.53%, respectively, for the quarter ended June 30, 2015.  The increases in spread and margin were due primarily to commercial real estate loan growth funded with growth in core deposits.

Total interest and dividend income was $18.1 million for the quarter ended June 30, 2016, up $667,000, or 3.8%, from the quarter ended March 31, 2016 and up $2.1 million, or 12.9%, from the quarter ended June 30, 2015, primarily due to growth in the Company’s average loan balances to $1.881 billion and increases in the yield on loans to 3.61%. Total interest expense decreased to $3.5 million for the quarter ended June 30, 2016, down $99,000, or 2.8%, from the quarter ended March 31, 2016 and down $153,000, or 4.2%, from the quarter ended June 30, 2015, primarily due to a decrease in average Federal Home Loan Bank (“FHLB”) borrowings to $239.2 million from $265.4 million for the first quarter of 2016 and $295.1 million from the second quarter of 2015. The Company’s yield on interest-earning assets on a tax-equivalent basis increased to 3.47% for the quarter ended June 30, 2016 from 3.41% for the quarter ended March 31, 2016 and 3.26% for the quarter ended June 30, 2015, while the cost of funds was 0.79% for the quarter ended June 30, 2016 compared to 0.81% for the quarter ended March 31, 2016 and 0.84% for the quarter ended June 30, 2015.

Noninterest Income

Noninterest income increased to $15.9 million for the quarter ended June 30, 2016, up $4.8 million, or 43.6%, from the quarter ended March 31, 2016 and up $11.7 million, or 279.4% from the quarter ended June 30, 2015, primarily due to the Company’s acquisition of Merrimack.  During the three months ended June 30, 2016 and March 31, 2016 the fair value of mortgage servicing rights decreased $2.2 million and $2.3 million, respectively. Despite the negative impact of fair value adjustments on mortgage servicing rights, mortgage banking income increased $4.6 million as a result of increased mortgage loan origination and sales volume and the associated gain on the loan sales and origination fees.  Mortgage servicing rights values continued to suffer in the second quarter of 2016 due to the continued low rate environment which drives up prepayment speed assumptions on the underlying mortgages and drives down the fair value of the servicing rights.

Noninterest Expense

Noninterest expenses were $31.2 million for the quarter ended June 30, 2016 an increase of $6.6 million or 26.9% from the quarter ended March 31, 2016, primarily due to the one-time expense incurred in connection with the establishment of the Foundation of $4.8 million. Other elements of the increase in noninterest expense included increased compensation and benefits costs of $889,000 primarily due to increased commission expense of $1.7 million related to the increased mortgage origination volume, offset by a decrease of $900,000 in supplemental executive retirement plan expense as accelerated vesting on a plan amendment was expensed in the first quarter of 2016. Loan expenses increased $536,000 on increased mortgage loan origination volume. Additionally the Company incurred a prepayment penalty of $400,000 on the early repayment of a FHLB borrowing in the second quarter of 2016 that was not incurred in the first quarter. Occupancy and equipment expenses decreased $321,000 due to lower expenses related to landscaping and snow removal in the second quarter of 2016. Noninterest expenses increased $16.6 million, or 113.4% from the quarter ended June 30, 2015 primarily as a result of the acquisition of Merrimack.

The Company recorded an income tax benefit of $749,000 for the quarter ended June 30, 2016 compared to $62,000 income tax expense or a 33.3% effective tax rate, for the quarter ended March 31, 2016 and $290,000 or a 21.5% effective tax rate, for the quarter ended June 30, 2015.  The second quarter 2016 benefit reflects the $1.9 million tax benefit for the Foundation expense offset by the taxable income at an effective rate of 34.6%. The increase in the effective tax rate in 2016 is due primarily to the effect of higher projected pre-tax income while maintaining the same level of tax-advantaged income such as BOLI and tax-exempt municipal bonds.

Asset Quality

The Company’s provision for loan losses increased to $801,000 for the quarter ended June 30, 2016 from $205,000 for the quarter ended March 31, 2016 and $667,000 for the quarter ended June 30, 2015, primarily due to commercial loan growth. The increases in the provision for loan losses were also based on management’s assessment of loan portfolio growth and composition changes, improving historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions. The allowance for loan losses was $14.4 million or 0.79% of total loans at June 30, 2016, compared to $13.7 million or 0.78% of total loans at March 31, 2016 and $14.1 million or 0.81% of total loans at June 30, 2015. Net charge-offs totaled $59,000 for the quarter ended June 30, 2016, or 0.01% of average loans outstanding on an annualized basis compared to $209,000 for the quarter ended March 31, 2016, or 0.05% of average loans outstanding on an annualized basis and $329,000 for the quarter ended June 30, 2015, or 0.08% of average loans outstanding on an annualized basis.

Nonperforming assets were $27.8 million at June 30, 2016 compared to $29.7 million at March 31, 2016 and $34.2 million at June 30, 2015.  Nonperforming assets as a percentage of total assets were 1.23% at June 30, 2016, 1.32% at March 31, 2016 and 1.58% at June 30, 2015.  The reductions reflect the Company’s continued efforts to minimize nonperforming assets through diligent collection efforts and prudent workout arrangements

Balance Sheet

Total assets increased $22.0 million, or 1.0%, to $2.267 billion at June 30, 2016 from $2.245 billion at March 31, 2016. Net loans increased $81.4 million, or 4.7%, to $1.821 billion at June 30, 2016 from $1.740 billion at March 31, 2016. The net increase in loans for the three months ended June 30, 2016 was primarily due to increases of $76.5 million in commercial real estate loans, $3.7 million in commercial and industrial loans and $16.0 million in auto loans, partially offset by decreases of $9.8 million in construction loans and $3.9 million in residential real estate loans. Mortgage loans held for sale increased $32.1 million, or 47.5%, to $99.7 million at June 30, 2016 from $67.6 million at March 31, 2016 spurred by the continued low interest rate environment and seasonal home purchase activity. Cash and cash equivalents decreased $84.1 million, or 73.6%, to $30.1 million at June 30, 2016 from $114.3 million at March 31, 2016 with the funds primarily deployed to commercial real estate loan growth and FHLB borrowing prepayments.

Total deposits decreased $41.5 million, or 2.4%, to $1.710 billion at June 30, 2016 from $1.752 billion at March 31, 2016 reflecting a $30.5 million decrease in non-certificate accounts, primarily municipal money market deposits and a $22.5 million decrease in term certificate accounts, primarily institutional certificates. Proceeds from the

Company’s stock offering were used to pay down debt during the second quarter of 2016. As a result borrowings decreased $74.5 million, or 27.6%, to $195.1 million at June 30, 2016 from $270.0 million at March 31, 2016.

Total stockholders’ equity was $324.2 million at June 30, 2016 compared to $191.9 million at March 31, 2016 and $187.2 million at June 30, 2015. The increases from both prior periods reflect the Company’s mutual to stock conversion that was completed on June 29, 2016.  As part of the conversion, the Company established an employee stock ownership plan (“ESOP”) which acquired 8% of the shares issued in the conversion, including shares contributed to the Foundation. The $11.9 million related to the ESOP is shown as a reduction to stockholders’ equity on the consolidated balance sheet. The tangible common equity to tangible assets ratio increased to 13.79% at June 30, 2016 from 7.99% at March 31, 2016 as a result of the additional capital received from the Company’s conversion. At June 30, 2016, the Company and the Bank exceed all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Southeastern Massachusetts through a network of 14 full-service branches, two limited service branches, a commercial loan office in Providence, Rhode Island, a residential lending office in Westford, Massachusetts, and 13 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. Merrimack Mortgage Company, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 34 offices in Massachusetts, New Hampshire, Connecticut and Maine, and also does business in five additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Company’s Registration Statement on Form S-1 and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015

Assets

Cash and due from banks	$18,773	$15,268	$18,153	$14,384	$12,192
Short-term investments	11,365	98,991	22,499	1,552	56,647
Total cash and cash equivalents	30,138	114,259	40,652	15,936	68,839

Securities available for sale, at fair value	121,957	120,905	128,541	134,709	167,924
Securities held to maturity, at amortized cost	50,504	62,461	63,579	64,818	65,934
Federal Home Loan Bank stock, at cost	13,078	17,480	18,735	19,635	19,321
Mortgage loans held for sale, at fair value	99,697	67,592	63,797	79,734	5,041
Loans:
Residential real estate	773,169	777,034	810,343	840,259	847,899
Commercial real estate	377,386	300,880	265,482	243,085	210,233
Construction	31,414	41,227	35,830	33,524	34,568
Total mortgage loans on real estate	1,181,969	1,119,141	1,111,655	1,116,868	1,092,700
Commercial	82,333	78,666	70,472	66,477	59,984
Consumer	560,144	544,078	548,944	544,131	575,031
Loans	1,824,446	1,741,885	1,731,071	1,727,476	1,727,715
Less: Allowance for loan losses	(14,439)	(13,696)	(13,700)	(14,003)	(14,118)
Net deferred loan costs	10,893	11,357	12,017	12,415	13,540
Net Loans	1,820,900	1,739,546	1,729,388	1,725,888	1,727,137
Mortgage servicing rights, at fair value	12,688	12,330	12,958	10,748	4,795
Goodwill and other intangible assets	13,630	13,651	13,674	11,345	3,232
Other assets	104,166	96,544	91,818	122,673	102,947
Total assets	$2,266,758	$2,244,768	$2,163,142	$2,185,486	$2,165,172

Liabilities and Stockholders’ Equity

Deposits:
NOW and demand deposit accounts	$339,379	$331,709	$320,717	$291,337	$277,895
Regular savings and club accounts	316,195	312,362	295,533	286,004	286,580
Money market deposit accounts	620,974	651,503	612,370	613,804	601,537
Term certificate accounts	433,685	456,136	462,592	475,755	496,634
Total deposits	1,710,234	1,751,711	1,691,212	1,666,900	1,662,646
Short-term borrowed funds	—	—	—	21,800	20,000
Long-term borrowed funds	195,096	269,597	249,598	279,599	279,600
Other liabilities and accrued expenses	37,137	31,578	31,644	26,997	15,761
Total liabilities	1,942,467	2,052,887	1,972,454	1,995,296	1,978,007

Common stock	321	—	—	—	—
Additional paid-in capital	144,107	—	—	—	—
Unearned compensation-ESOP	(11,872)	—	—	—	—
Retained earnings	190,723	191,404	191,280	189,737	187,493
Accumulated other comprehensive income (loss)	1,011	477	(592)	453	(328)
Total stockholders’ equity	324,290	191,881	190,688	190,190	187,165

Total liabilities and stockholders’ equity	$2,266,758	$2,244,768	$2,163,142	$2,185,486	$2,165,172

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income-Trend

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015

Interest and dividend income:
Interest and fees on loans	$16,293	$15,643	$15,460	$15,553	$14,608
Interest on loans held for sale	581	460	615	740	43
Interest on securities	1,023	1,099	1,179	1,230	1,271
Other interest and dividend income	209	237	186	167	117
Total interest and dividend income	18,106	17,439	17,440	17,690	16,039

Interest expense:
Interest on deposits	2,165	2,170	2,201	2,220	2,141
Interest on borrowed funds	1,289	1,383	1,350	1,583	1,466
Total interest expense	3,454	3,553	3,551	3,803	3,607

Net interest and dividend income	14,652	13,886	13,889	13,887	12,432

Provision for loan losses	801	205	15	325	667

Net interest income, after provision for loan losses	13,851	13,681	13,874	13,562	11,765

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(2,163)	(2,288)	536	(677)	(165)
Other	13,770	9,321	8,643	10,664	688
Total mortgage banking income	11,607	7,033	9,179	9,987	523

Deposit account fees	2,928	2,747	2,934	2,886	2,820
Income on retirement plan annuities	108	106	108	106	173
Gain on sale of consumer loans	29	50	—	136	—
Gain on sale and call of securities, net	41	242	—	1	—
Bank-owned life insurance income	274	276	264	295	302
Other income	901	608	485	542	370
Total noninterest income	15,888	11,062	12,970	13,953	4,188

Noninterest expenses:
Compensation and benefits	16,407	15,518	15,332	14,875	8,050
Occupancy and equipment	2,463	2,784	2,315	2,280	1,932
Data processing expenses	1,446	1,414	1,362	1,328	1,342
Loan expense	2,128	1,592	1,502	1,821	380
Marketing	607	565	575	544	441
Professional fees	602	577	653	633	468
Deposit insurance	418	403	430	438	424
Prepayment penalties on Federal Home Loan Bank	400	—	280	355	—
Charitable foundation contributions	4,820	—	—	—	—
Other expenses	1,878	1,704	1,992	1,832	1,566
Total noninterest expenses	31,169	24,557	24,441	24,106	14,603

Income (loss) before income taxes	(1,430)	186	2,403	3,409	1,350

Income tax provision (benefit)	(749)	62	860	1,165	290

Net income (loss)	$(681)	$124	$1,543	$2,244	$1,060

Earnings (loss) per share is not presented herein as common stock has not been outstanding during the entire three months ended June 30, 2016.

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For The Six Months Ended		$ Change	% Change
(Dollars in thousands)	2016	2015	2015	2015

Interest and dividend income:
Interest and fees on loans	$31,936	$28,975	2,961	10.2%
Interest on loans held for sale	1,041	70	971	1387.1%
Interest on securities	2,122	2,393	(271)	(11.3)%
Other interest and dividend income	446	232	214	92.2%
Total interest and dividend income	35,545	31,670	3,875	12.2%

Interest expense:
Interest on deposits	4,335	4,279	56	1.3%
Interest on borrowed funds	2,672	2,942	(270)	(9.2)%
Total interest expense	7,007	7,221	(214)	(3.0)%

Net interest and dividend income	28,538	24,449	4,089	16.7%

Provision for loan losses	1,006	917	89	9.7%

Net interest income, after provision for loan losses	27,532	23,532	4,000	17.0%

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(4,451)	(339)	(4,112)	1213.0%
Other	23,091	1,265	21,826	1725.4%
Total mortgage banking income	18,640	926	17,714	1913.0%

Deposit account fees	5,675	5,374	301	5.6%
Income on retirement plan annuities	214	381	(167)	(43.8)%
Gain on sale of consumer loans	79	—	79	—
Gain on sale and call of securities, net	283	294	(11)	(3.7)%
Bank-owned life insurance income	550	597	(47)	(7.9)%
Other income	1,509	878	631	71.9%
Total noninterest income	26,950	8,450	18,500	218.9%

Noninterest expenses:
Compensation and benefits	31,925	15,539	16,386	105.5%
Occupancy and equipment	5,247	4,651	596	12.8%
Data processing expenses	2,860	2,702	158	5.8%
Loan expense	3,720	583	3,137	538.1%
Marketing	1,172	805	367	45.6%
Professional fees	1,179	895	284	31.7%
Deposit insurance	821	848	(27)	(3.2)%
Prepayment penalties on Federal Home Loan Bank	400	345	55	15.9%
Charitable foundation contributions	4,820	—	4,820	—
Other expenses	3,582	3,099	483	15.6%
Total noninterest expenses	55,726	29,467	26,259	89.1%

Income (loss) before income taxes	(1,244)	2,515	(3,759)	(149.5)%

Income tax provision (benefit)	(687)	534	-1221	(228.7)%

Net income (loss)	$(557)	$1,981	(2,538)	(128.1)%

Earnings (loss) per share is not presented herein as common stock has not been outstanding during the entire three months ended June 30, 2016.

HarborOne Bancorp, Inc.

Average Balances/Yields

(Unaudited)

	Quarters Ended
	June 30, 2016			March 31, 2016			December 31, 2015			September 30, 2015			June 30, 2015
	Average			Average			Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$1,881,488	$16,874	3.61%	$1,803,000	$16,103	3.59%	$1,796,749	$16,075	3.55%	$1,831,438	$16,293	3.53%	$1,686,558	$14,651	3.48%
Investment securities (2)	191,162	1,267	2.67	201,950	1,339	2.67%	213,540	1,422	2.64%	231,705	1,466	2.51	245,416	1,434	2.34
Other interest-earning assets	33,826	43	0.51	59,649	76	0.51%	23,478	22	0.37%	15,050	10	0.25	52,432	33	0.25
Total interest-earning assets	2,106,476	18,184	3.47	2,064,599	17,518	3.41%	2,033,767	17,519	3.42%	2,078,193	17,768	3.39	1,984,406	16,118	3.26
Noninterest-earning assets	131,104			122,326			117,676			113,506			103,836
Total assets	$2,237,580			$2,186,925			$2,151,443			$2,191,699			$2,088,242
Interest-bearing liabilities:
Savings accounts	$317,180	$137	0.17	$301,557	$130	0.17%	$292,203	$127	0.17%	$288,707	$125	0.17	$290,077	$123	0.17
NOW accounts	120,702	19	0.06	116,866	18	0.06%	113,971	17	0.06%	111,581	17	0.06	108,219	18	0.07
Money market accounts	642,758	724	0.45	630,664	704	0.45%	622,937	698	0.44%	608,440	675	0.44	524,066	545	0.42
Certificates of deposit	446,848	1,285	1.16	458,636	1,318	1.16%	468,762	1,359	1.15%	486,132	1,403	1.15	500,180	1,455	1.17
Total interest-bearing deposits	1,527,488	2,165	0.57	1,507,723	2,170	0.58%	1,497,873	2,201	0.58%	1,494,860	2,220	0.59	1,422,542	2,141	0.60
FHLB advances	239,245	1,289	2.17	265,392	1,383	2.10%	254,497	1,350	2.10%	313,470	1,583	2.00	295,095	1,466	1.99
Total interest-bearing liabilities	1,766,733	3,454	0.79	1,773,115	3,553	0.81%	1,752,370	3,551	0.80%	1,808,330	3,803	0.83	1,717,637	3,607	0.84
Noninterest-bearing liabilities:
Noninterest-bearing deposits	244,651			191,942			182,813			172,097			168,214
Other noninterest-bearing liabilities	28,887			29,114			23,174			21,606			14,260
Total liabilities	2,040,271			1,994,171			1,958,357			2,002,033			1,900,111
Total equity	197,309			192,754			193,086			189,666			188,131
Total liabilities and equity	$2,237,580			$2,186,925			$2,151,443			$2,191,699			$2,088,242
Tax equivalent net interest income		14,730			13,965			13,968			13,965			12,511
Tax equivalent interest spread (3)			2.68%			2.60%			2.61%			2.56%			2.42%
Less: tax equivalent adjustment		78			79			79			78			79
Net interest income as reported		$14,652			$13,886			$13,889			$13,887			$12,432
Net interest-earning assets (4)	$339,743			$291,484			$281,397			$269,863			$266,769
Net interest margin (5)			2.80%			2.71%			2.74%			2.68%			2.51%
Tax equivalent effect			0.01%			0.01%			(0.02)%			(0.01)%			0.02%
Net interest margin on a fully tax equivalent basis			2.81%			2.72%			2.72%			2.67%			2.53%
Average interest-earning assets to average interest-bearing liabilities	119.23%			116.44%			116.06%			114.92%			115.53%

(1)	Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2)

Includes securities available for sale, securities held to maturity and FHLB stock. Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented. The yield on investments before tax equivalent adjustments for the quarters presented were 2.50%, 2.51%, and 2.21%, respectively.

(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances/Yields

(Unaudited)

	Year to Date
	June 30, 2016			June 30, 2015
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$1,842,228	$32,977	3.60%	$1,677,373	$29,045	3.49%
Investment securities (2)	196,556	2,606	2.67	236,080	2,716	2.32
Other interest-earning assets	46,738	119	0.51	51,962	67	0.26
Total interest-earning assets	2,085,522	35,702	3.44	1,965,415	31,828	3.27
Noninterest-earning assets	126,731			104,990
Total assets	$2,212,253			$2,070,405
Interest-bearing liabilities:
Savings accounts	$309,368	$267	0.17	$282,735	$241	0.17
NOW accounts	118,785	37	0.06	106,521	35	0.07
Money market accounts	636,711	1,428	0.45	502,874	1,044	0.42
Certificates of deposit	452,742	2,603	1.16	505,252	2,959	1.18
Total interest-bearing deposits	1,517,606	4,335	0.57	1,397,382	4,279	0.62
FHLB advances	252,318	2,672	2.13	308,248	2,942	1.92
Total interest-bearing liabilities	1,769,924	7,007	0.80	1,705,630	7,221	0.85
Noninterest-bearing liabilities:
Noninterest-bearing deposits	219,315			161,271
Other noninterest-bearing liabilities	27,983			15,998
Total liabilities	2,017,222			1,882,899
Total equity	195,031			187,506
Total liabilities and equity	$2,212,253			$2,070,405
Tax equivalent net interest income		28,695			24,607
Tax equivalent interest rate spread (3)			2.65%			2.41%
Less: tax equivalent adjustment		157			158
Net interest income as reported		$28,538			$24,449
Net interest-earning assets (4)	$315,598			$259,785
Net interest margin (5)			2.75%			2.51%
Tax equivalent effect			0.02%			0.01%
Net interest margin on a fully tax equivalent basis			2.77%			2.52%
Average interest-earning assets to average interest-bearing liabilities	117.83%			115.23%

(1)       Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2)       Includes securities available for sale, securities held to maturity and FHLB stock.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented.  The yield on investments before tax equivalent adjustments were 2.50% and 2.18% for the six months ended June 30, 2016 and 2015, respectively.

(3)       Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.

(4)       Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities

(5)       Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balance and Yield Trend

(Unaudited)

	Average Balances - Trend -Quarters Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
	(In thousands)
Interest-earning assets:
Loans (1)	$1,881,488	$1,803,000	$1,796,749	$1,831,438	$1,686,558
Investment securities (2)	191,162	201,950	213,540	231,705	245,416
Other interest-earning assets	33,826	59,649	23,478	15,050	52,432
Total interest-earning assets	2,106,476	2,064,599	2,033,767	2,078,193	1,984,406
Noninterest-earning assets	131,104	122,326	117,676	113,506	103,836
Total assets	$2,237,580	$2,186,925	$2,151,443	$2,191,699	$2,088,242
Interest-bearing liabilities:
Savings accounts	$317,180	$301,557	$292,203	$288,707	$290,077
NOW accounts	120,702	116,866	113,971	111,581	108,219
Money market accounts	642,758	630,664	622,937	608,440	524,066
Certificates of deposit	446,848	458,636	468,762	486,132	500,180
Total interest-bearing deposits	1,527,488	1,507,723	1,497,873	1,494,860	1,422,542
FHLB advances	239,245	265,392	254,497	313,470	295,095
Total interest-bearing liabilities	1,766,733	1,773,115	1,752,370	1,808,330	1,717,637
Noninterest-bearing liabilities:
Noninterest-bearing deposits	244,651	191,942	182,813	172,097	168,214
Other noninterest-bearing liabilities	28,887	29,114	23,174	21,606	14,260
Total liabilities	2,040,271	1,994,171	1,958,357	2,002,033	1,900,111
Total equity	197,309	192,754	193,086	189,666	188,131
Total liabilities and equity	$2,237,580	$2,186,925	$2,151,443	$2,191,699	$2,088,242

	Yield Trend-Quarters Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Interest-earning assets:
Loans	3.61%	3.59%	3.55%	3.53%	3.48%
Investment securities	2.67%	2.67%	2.64%	2.51%	2.34%
Other interest-earning assets	0.51%	0.51%	0.37%	0.25%	0.25%
Total interest-earning assets	3.47%	3.41%	3.42%	3.39%	3.26%

Interest-bearing liabilities:
Savings accounts	0.17%	0.17%	0.17%	0.17%	0.17%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.07%
Money market accounts	0.45%	0.45%	0.44%	0.44%	0.42%
Certificates of deposit	1.16%	1.16%	1.15%	1.15%	1.17%
Total interest-bearing deposits	0.57%	0.58%	0.58%	0.59%	0.60%
FHLB advances	2.17%	2.10%	2.10%	2.00%	1.99%
Total interest-bearing liabilities	0.79%	0.81%	0.80%	0.83%	0.84%

(1)   Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2)   Includes securities available for sale, securities held to maturity and FHLB stock.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Performance Ratios (annualized):	2016	2016	2015	2015	2015

Return on average assets (ROAA)	(0.12)%	0.02%	0.29%	0.41%	0.20%

Return on average equity (ROAE)	(1.38)%	0.26%	3.20%	4.73%	2.25%

Efficiency ratio	101.99%	98.34%	90.91%	86.34%	87.59%

	At or for the Quarters Ended
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
Asset Quality	2016	2016	2015	2015	2015

Total Nonperforming assets	$27,770	$29,661	$31,774	$32,804	$34,242
Nonperforming assets to total assets	1.23%	1.32%	1.47%	1.50%	1.58%
Allowance for loan losses to total loans	0.79%	0.78%	0.79%	0.80%	0.81%
Net charge offs	$59	$209	$318	$440	$329
Annualized net charge offs /average loans	0.01%	0.05%	0.07%	0.10%	0.08%
Allowance for loan losses to nonperforming loans	51.00%	49.56%	46.46%	46.35%	45.22%

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Capital and Share Related	2016	2016	2015	2015	2015

Common stock outstanding	32,120,880	N/A	N/A	N/A	N/A

Book value per share	10.10	N/A	N/A	N/A	N/A

Tangible book value per share	9.67	N/A	N/A	N/A	N/A

Tangible common equity/tangible assets	13.79%	7.99%	8.24%	8.23%	8.51%